EXHIBIT 4.2

                             SPECIMEN CERTIFICATE
                                      OF
                         CLASS B MEMBERSHIP INTERESTS

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                     [LOGO -- METROPOLITAN REALTY COMPANY]



                      METROPOLITAN REALTY COMPANY, L.L.C.

               ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

             SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS

                      [CUSIP NO. _____________________ ]

THIS CERTIFIES THAT __________________________________________________________
______________________________________________________________________________
____________________________________________________ IS THE OWNER OF A CLASS B
PERCENTAGE INTEREST OF ___ % OF METROPOLITAN REALTY COMPANY, L.L.C., CALCULATED AS OF THE DATE HEREOF, AS THE SAME MAY BE INCREASED OR DECREASED FROM TIME TO TIME PURSUANT TO THE TERMS OF THE OPERATING AGREEMENT. [This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.]

        Witness the facsimile signatures of the duly authorized officers of the Company.

Dated: ________________________________

_______________________________________     ______________________________
[Chairman, President or Vice President]              [Treasurer, Assistant
                                                      Treasurer, Secretary
                                                   or Assistant Secretary]

[Countersigned and Registered:

______________________________
Transfer Agent and Registrar

By: __________________________
    Authorized Signature]



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The business affairs of the Company, the rights and duties of the Class B
Members, the distribution and other special rights of the Class B Membership Interests, and the qualifications, limitations and restrictions thereon, are governed by the terms of the Company's Operating Agreement dated __________ , 1996, as the same may be amended from time to time (the "Operating Agreement") and by applicable law. A copy of the Operating Agreement will be sent to any Class B Member upon its request without charge. Such request may be made to the Company [or the transfer agent]. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Operating Agreement.

        EVERY SALE, ASSIGNMENT, TRANSFER, EXCHANGE, MORTGAGE, PLEDGE, GRANT, HYPOTHECATION, OR OTHER DISPOSITION OF ANY CLASS B MEMBERSHIP INTEREST MAY BE MADE ONLY IN COMPLIANCE WITH THE TERMS OF THE OPERATING AGREEMENT. NO CLASS B MEMBERSHIP INTEREST MAY BE DISPOSED OF UNLESS AND UNTIL THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE REQUIREMENTS OF THE OPERATING AGREEMENT AND APPLICABLE LAW HAVE BEEN MET.

         Keep this certificate in a safe place. If it is lost, stolen or destroyed the Company may require a bond of indemnity as a condition to the issuance of a replacement certificate.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT -- __________________ Custodian ____________________
                                  (Cust)                        (Minor)
                            under Uniform Gifts to Minors Act
                            _________________________________
                                         (State)

Additional abbreviations may also be used though not in the above list.

        For value received, ________________________ hereby sell, assign and transfer unto:

Please insert social security or other identifying number of assignee ________

Please print or typewrite name and address including postal zip code of assignee:
______________________________________________________________________________
______________________________________________________________________________

________________ (INSERT AMOUNT) of the Class B Membership Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________ Attorney to transfer the said Class B Membership Interest on the books of the within-named Company with full power of substitution in the premises.

Dated: ______________________

SIGNATURE(S) GUARANTEED:

_____________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.